Exhibit 99.2

Consent of Commerce Street Capital, LLC

In connection with the proposed merger of Highlands Bancshares, Inc., a Texas corporation (“Highlands”) with and into ViewPoint Financial Group, Inc., a Maryland corporation (“ViewPoint”), the undersigned, acting as an financial advisor to Highlands, hereby consents to the inclusion of our opinion letter to the Board of Directors of Highlands as an Appendix to, and the references to our firm and such opinion in, the Proxy Statement/Prospectus relating to the proposed merger contained in ViewPoint’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (“SEC”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

COMMERCE STREET CAPITAL, LLC

/s/ Commerce Street Capital, LLC

Dallas, TX

January 17, 2012